EXHIBIT 99.1

                                                                  [LOGO]   INSCI
                                             Optimizing the value of information

                                                                    NEWS RELEASE

NEWS RELEASE FOR SEPTEMBER 8, 2003, 7:00 AM ET
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Contact:   Allen & Caron Inc                           INSCI Corp.
           Jill Bertotti (investors)                   Hank Nelson
           JILL@ALLENCARON.COM                         HNELSON@INSCI.COM
           Len Hall (media)                            508-870-4000
           LEN@ALLENCARON.COM
           (949) 474-4300



           INSCI OBTAINS COMMITMENT FOR $3.0 MILLION CAPITAL INFUSION
 Company gains funding for Enterprise Content Management market growth strategy

WESTBOROUGH, MA (September 8, 2003) . . . INSCI Corp. (OTCBB:INSS), a leading enterprise content management solutions provider, today announced that it has signed an agreement with Wayne, PA-based SCP Private Equity Partners II, L.P.
(SCP), a private equity fund, for the fund to invest up to $3.0 million in INSCI through the purchase of newly-issued shares of INSCI Series C Convertible Preferred Stock.

Upon completion of the private placement, SCP Managing General Partner Winston
J. Churchill and Robert Yablunsky, SCP Venture Partner, will join INSCI's Board of Directors, and the size of the board will be increased from five to seven directors.

INSCI President and CEO Henry F. Nelson said that the funds from the placement will be used to expand the Company's presence within the Enterprise Content Management (ECM) market through improved brand awareness and expanded product development initiatives. The transaction, effective September 5, 2003, strengthens the Company's balance sheet, and will result in the amendment of various terms of the Series A and B Preferred and broaden expansion strategy alternatives for the company.

 "This funding will provide us the flexibility to implement a growth strategy that can now include expanded sales and marketing efforts, selected acquisitions and the completion of product initiatives." Nelson said, "At the same time, it provides us resources to add infrastructure that will be needed to support expansion."

"This is a major milestone for INSCI, as our financial progress over the last two years has provided the platform to partner with an industry-recognized investment group," Nelson added, "SCP's reputation, experience, and relationships in the technology market should bring INSCI additional expertise and assistance in the development and execution of our strategic plan."


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Churchill stated, "We have followed INSCI as a potential investment for over two years and look forward to becoming a part of a growth opportunity in the ECM market. I am pleased to become a member of its board of directors."

ABOUT INSCI CORP.
INSCI Corp. is a leading provider of integrated enterprise content management
(ECM) solutions with over a decade of experience providing advanced and cost effective solutions. The Company's highly scalable ESP+ Solution Suite is designed for the capture and long-term preservation of mass volumes of wide-ranging digital assets, with Web-based presentment capability for such content as banking and financial statements, customer bills, explanation of benefits (EOBs), e-mail, digital voice, and transaction confirmations. By bringing this business-critical content together and assuring future retrieval, INSCI enables its use in e-commerce, customer service, regulatory compliance, or cost-reducing business functions. The Company's innovative technology provides a robust platform to meet the unique demands of high-volume Internet-based content retrieval by thousands of users. INSCI has strategic partnerships and relationships with such companies as Unisys, PFPC, EMC and Xerox. For more information about INSCI, visit WWW.INSCI.COM. For additional investor relations information, visit the Allen & Caron Inc web site at WWW.ALLENCARON.COM.

ABOUT SCP
SCP Private Equity Partners ("SCP") is a private equity firm focused on later stage companies in high growth industries, with an emphasis on technology. SCP generally invests in companies with commercially proven technologies that need capital to implement and market their business concepts. SCP targets the information technology, Internet infrastructure, financial services, wireless communications, life sciences, security and education sectors. SCP supports its investment portfolio with a rich base of strategic, operating and financial expertise and an extensive networking capacity to access capital, recruit management and facilitate favorable strategic alliances. Selway Partners LLC, a current investor in INSCI, is an SCP portfolio company.

There are statements in this news release that contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include all statements that are not statements of historical fact and relate to the intent, belief, plans or expectations of INSCI, their management, and their customers. Words like "plans," "intends," "believes," "signifies," "estimates," "anticipate," "will," "expect," and words of similar meaning are intended to identify forward-looking statements. Actual results may vary significantly from the forward-looking statements as discussed in detail in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year-ended March 31, 2003, and its Quarterly Reports on Form 10-Q. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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